      As filed with the Securities and Exchange Commission on May 4, 2000.
                                                     Registration No. 333-90865
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                    POST-EFFECTIVE AMENDMENT NO. 1 TO THE
                                 FORM S-1
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933


                         CONNECTICUT BANCSHARES, INC.
                 THE SAVINGS BANK OF MANCHESTER SAVINGS PLAN
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


   DELAWARE                            6036                      06-1564613
(State or Other Juris-          (Primary Standard              (IRS Employer
diction of Incorporation      Industrial Classifica-           Identification
or Organization)                 tion Code Number)                   No.)


                 923 MAIN STREET, MANCHESTER, CONNECTICUT 06040
                                 (860) 646-1700
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                             RICHARD P. MEDUSKI
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         CONNECTICUT BANCSHARES, INC.
                               923 MAIN STREET
                        MANCHESTER, CONNECTICUT 06040
                               (860) 646-1700
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)


                                 Copies to:
                        DOUGLAS P. FAUCETTE, ESQUIRE
                        VICTOR L. CANGELOSI, ESQUIRE
                           KENT M. KRUDYS, ESQUIRE
                       MULDOON, MURPHY & FAUCETTE LLP
                          5101 WISCONSIN AVENUE, N.W.
                          WASHINGTON, D.C. 20016
                               (202) 362-0840



      SALE TO THE PUBLIC CONCLUDED MARCH 1, 2000

================================================================================

      This Post-Effective Amendment No. 1 is filed for the purpose of deregistering 5,193,450 shares of the $0.01 par value Common Stock (the "Common Stock") of Connecticut Bancshares, Inc. (the "Company") heretofore registered and offered pursuant to the terms of the Prospectus dated January 12, 2000 (the "Prospectus"). With respect to the remaining 11,232,000 shares registered pursuant to this Registration Statement on Form S-1, the Company sold 10,400,000 shares of its common stock in a subscription offering, and contributed 832,000 shares to SBM Charitable Foundation, Inc., in accordance with the Prospectus described herein.

      The Company has determined that no further shares will be offered, sold and issued pursuant to this Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as it is practicable after the filing of this Post-Effective Amendment No. 1.

CONFORMED
                                     SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Manchester, State of Connecticut, on May 4, 2000.

Connecticut Bancshares, Inc.


By:   /s/ Richard P. Meduski
      ----------------------------------
      Richard P. Meduski
      President, Chief Executive Officer
       and Director


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

    Name                        Title                             Date
    ----                        -----                             ----


/s/ Richard P. Meduski        President, Chief Executive Officer   May 4, 2000
--------------------------    and Director
Richard P. Meduski            (principal executive officer)

/s/ Nicholas B. Mason         Senior Vice President                May 4, 2000
--------------------------    and Chief Financial Officer
Nicholas B. Mason             (principal accounting
                              and financial officer)


         *                    Director
--------------------------
Thomas A. Bailey


         *                    Director
--------------------------
A. Paul Berte


         *                    Director
--------------------------
Timothy J. Devanney


         *                    Director
--------------------------
M. Adler Dobkin


         *                    Director
--------------------------
Sheila B. Flanagan



         *                    Director
--------------------------
John D. LaBelle, Jr.


         *                    Director
--------------------------
Eric A. Marziali


         *                    Director
--------------------------
Jon L. Norris

         *                    Director
--------------------------
William D. O'Neill


         *                    Director
--------------------------
Laurence P. Rubinow


         *                    Director
--------------------------
John G. Sommers


         **                   Director
--------------------------
Thomas E. Toomey


         *                    Director
--------------------------
Gregory S. Wolff



* Pursuant to the Power of Attorney filed as Exhibit 24.1 to the Registration Statement on Form S-1 for Connecticut Bancshares, Inc. filed on November 12, 1999.

** Pursuant to the Power of Attorney filed as Exhibit 24.1 to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 for Connecticut Bancshares, Inc. filed on December 23, 1999.


/s/ Richard P. Meduski        President, Chief Executive Officer   May 4, 2000
-------------------------     and Director
Richard P. Meduski